EXHIBIT 99

                                                             [RYLAND LETTERHEAD]

                                                          The Ryland Group, Inc.
NEWS RELEASE                                                      www.ryland.com

FOR IMMEDIATE RELEASE    CONTACT: Cathey Lowe, Senior Vice President, Finance
                                  Investor Relations       (818) 223-7530

                                  Melissa Bailey, Vice President, Communications
                                  Media Relations          (818) 223-7590

            RYLAND REPORTS 32 PERCENT INCREASE IN FOURTH-QUARTER EPS

CALABASAS, Calif. (January 21, 2004) - The Ryland Group, Inc. (NYSE: RYL) today announced record results for its fourth quarter ended December 31, 2003, including the highest fourth-quarter consolidated net earnings, revenues, closings, backlog and earnings per share in its history. Highlights include:

      - Diluted earnings of $3.29 per share for the quarter ended December 31, 2003, representing an increase of 31.6 percent over the same period in the prior year

      - Revenues of $1,072.2 million for the quarter ended December 31, 2003, reflecting an increase of 15.3 percent over the quarter ended December 31, 2002, and the highest consolidated revenues in the Company's history

      - Gross profit margins from home sales of 22.9 percent for the quarter ended December 31, 2003, compared to 21.1 percent for the quarter ended December 31, 2002

      - Record fourth-quarter closings of 4,400, signifying a 7.4 percent increase over the quarter ended December 31, 2002, and the highest quarterly closing volume in the Company's history

      - Record backlog at December 31, 2003, totaling $1,473.3 million, the highest year-end backlog in the Company's history and a 24.0 percent increase over the backlog at December 31, 2002

      - Repurchased 500,000 shares of its common stock during the fourth quarter of 2003; and

      - A net debt-to-capital ratio of 21.5 percent at December 31, 2003, compared to 24.8 percent at December 31, 2002.

      "We are pleased with Ryland's record results, which are a result of our focus on improving financial performance and increasing shareholder value," said
R. Chad Dreier, chairman, president and CEO, The Ryland Group, Inc. "Also during the quarter, Ryland opened new homebuilding divisions in California's Inland Empire and Las Vegas, and repurchased 500,000 shares of its common stock, while receiving an upgrade to its credit rating."


                                     -more-

PAGE 2
RYLAND FOURTH-QUARTER RESULTS

RECORD RESULTS HIGHLIGHT FOURTH QUARTER

      The Company's consolidated net earnings for the fourth quarter of 2003 represented a quarterly record at $86.1 million, or $3.29 per diluted share, compared to consolidated net earnings of $67.5 million, or $2.50 per diluted share, for the fourth quarter of 2002.

      The Company finished the fourth quarter of 2003 in a strong financial position. Its cash and cash equivalents totaled $316.7 million, and there were no borrowings outstanding against its revolving credit facility.

      The homebuilding segment reported fourth-quarter pretax earnings of $144.1 million, the highest quarterly earnings in the Company's history. This represents a 33.2 percent rise over the $108.2 million reported for the fourth quarter of 2002. The increase over the prior year was primarily attributable to a higher closing volume, higher average closing prices of homes sold and increased margins on homes closed.

      Homebuilding revenues rose $141.0 million to $1,047.9 million for the fourth quarter of 2003, compared to the same period in the prior year. This was the result of a 6.5 percent increase in the average closing price of a home from $217,000 for the quarter ended December 31, 2002, to $231,000 for the quarter ended December 31, 2003, as well as a 7.4 percent increase in the number of closings (4,400 homes closed in the fourth quarter of 2003 versus 4,097 homes closed in the same quarter of 2002). Homebuilding revenues for the fourth quarter of 2003 included $33.5 million from land sales, compared to $19.3 million for the fourth quarter of 2002, which contributed net gains of $8.4 million and $5.3 million to pretax earnings in 2003 and 2002, respectively.

      New orders of 2,532 for the fourth quarter of 2003 represented an 8.9 percent decrease, compared to new orders of 2,778 for the fourth quarter of 2002. The Company operated in 333 active communities at December 31, 2003, compared to 306 active communities at December 31, 2002. The Company's backlog at the end of the fourth quarter of 2003 increased to 5,841 outstanding contracts from 5,368 outstanding contracts at December 31, 2002, a rise of 8.8 percent. The dollar value of the Company's backlog at December 31, 2003, was $1,473.3 million, or an increase of 24.0 percent over that of December 31, 2002.

      Gross profit margins from home sales averaged 22.9 percent in the fourth quarter of 2003, compared to 21.1 percent in the fourth quarter of 2002. Selling, general and administrative expenses, as a percentage of revenue, were relatively flat at 9.1 percent in the fourth quarter of 2003 versus 9.2 percent for the same period in 2002. Compared to the fourth quarter of the previous year, interest expense decreased slightly to $0.9 million in 2003 from $1.4 million in 2002. The pretax homebuilding margin was 13.7 percent in the fourth quarter of 2003, compared to 11.9 percent in the fourth quarter of 2002.


                                     -more-

PAGE 3
RYLAND FOURTH-QUARTER RESULTS

      Corporate expenses were $20.4 million for the fourth quarter of 2003, compared to $11.9 million for the same period in the prior year. The rise in corporate expenses was primarily attributable to increased incentive compensation due to improvement of the Company's financial results.

      The Company's financial services segment reported pretax earnings of $17.6 million for the fourth quarter of 2003, compared to $16.2 million for the same period last year, primarily due to a 12.4 percent increase in origination volume and a 14.9 percent rise in loan sales volume. The number of mortgage originations rose by 6.4 percent during the fourth quarter of 2003 primarily due to the Company's growth in home closings. The capture rate of mortgages originated for homebuilding customers was 83.5 percent in the fourth quarter of 2003, compared to 83.9 percent in the fourth quarter of 2002.

NEW ANNUAL RECORDS ESTABLISHED FOR 2003

      Consolidated net earnings for the twelve months ended December 31, 2003, increased 30.2 percent to a record $241.7 million, or $9.11 per diluted share, from $185.6 million, or $6.64 per diluted share, for the twelve months ended December 31, 2002.

      The Company's homebuilding segment reported record-breaking pretax earnings of $394.6 million for the twelve months ended December 31, 2003, compared to $301.1 million for the same period in the prior year. Homebuilding revenues rose $550.4 million to $3,355.5 million for the twelve months ended December 31, 2003, compared to $2,805.1 million for the same period in the previous year. Homebuilding revenues for the twelve months ended December 31, 2003, included revenues of $56.0 million from land sales, compared to $43.4 million for the twelve months ended December 31, 2002, contributing net gains of $10.5 million and $10.8 million to pretax earnings, respectively. The Company closed 14,724 homes for the twelve months ended December 31, 2003, compared to 13,145 homes closed for the twelve months ended December 31, 2002, reflecting an increase of 12.0 percent. New orders were 15,197 for the twelve months ended December 31, 2003, representing an increase of 9.0 percent and an annual record, compared to 13,936 for the twelve months ended December 31, 2002.

      Housing gross profit margins rose to 22.1 percent for the twelve months ended December 31, 2003, versus 20.9 percent for the same period in 2002. Selling, general and administrative expenses, as a percentage of revenue, were
9.9 percent for the twelve months ended December 31, 2003, versus 10.0 percent for the corresponding period in 2002. Compared to the annual results for 2002, interest expense increased $4.3 million to $11.1 million in 2003. The rise was primarily attributable to a $5.1 million pretax loss on the early extinguishment of debt in the third quarter of 2003, which is characterized as interest expense, caused by the redemption of the $100.0 million 8.25 percent senior subordinated notes due 2008, at a stated call price of 104.125 percent of the principal amount.


                                     -more-

PAGE 4
RYLAND FOURTH-QUARTER RESULTS

      The financial services segment, which includes Ryland Mortgage Company and its title, escrow and insurance services, reported pretax earnings of $62.8 million for the twelve months ended December 31, 2003, representing an increase of $14.5 million, or 30.0 percent, compared with pretax earnings of $48.3 million for the same period last year.

      "All of Ryland's employees are dedicated to enhancing the homebuying experience for our customers with a goal of building relationships that will generate increased sales, positive referrals and future business," said R. Chad Dreier, chairman, president and CEO, The Ryland Group, Inc.

STOCK REPURCHASE PROGRAM

      The Company repurchased 500,000 shares of its common stock during the fourth quarter of 2003 and 2.0 million shares for the year. At December 31, 2003, the Company had Board authorization to purchase an additional 900,000 shares.

UPDATED 2004 EARNINGS GUIDANCE

      The Company anticipates that earnings for the fiscal year ending December 31, 2004, will exceed $10.00 per share. Additionally, the Company anticipates that earnings per share for the first quarter ending March 31, 2004 will exceed the first quarter of 2003 by more than 10 percent. The guidance for the first quarter of 2004 has increased since January 8th due to improvements in the general profitability of the Company's operations, as well as an acceleration of share repurchases.

      With headquarters in Southern California, Ryland is one of the nation's largest homebuilders and a leading mortgage-finance company. The Company, which currently operates in 27 markets across the country, has built more than 215,000 homes and financed over 185,000 mortgages since its founding in 1967.

Note: Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various factors and assumptions that include such risks and uncertainties as the completion and profitability of sales reported; the market for homes generally and in areas where the Company operates; the availability and cost of land; changes in economic conditions and interest rates; an increase in raw materials and labor costs; consumer confidence; government regulation; and general economic, business and competitive factors, all or each of which may cause actual results to differ from the statements made in this press release.

                                      # # #

                     Five financial-statement pages follow.

CONSOLIDATED STATEMENTS OF EARNINGS
The Ryland Group, Inc. and subsidiaries
(in thousands, except share data)

                                           THREE MONTHS ENDED DECEMBER 31, TWELVE MONTHS ENDED DECEMBER 31,
                                             ---------------------------     ---------------------------
                                                2003            2002            2003             2002
                                             -----------     -----------     -----------     -----------
 REVENUES
   Homebuilding                              $ 1,047,939     $   906,888     $ 3,355,450     $ 2,805,055
   Financial services                             24,299          22,854          88,679          72,158
                                             -----------     -----------     -----------     -----------
     TOTAL REVENUES                            1,072,238         929,742       3,444,129       2,877,213
                                             -----------     -----------     -----------     -----------
 EXPENSES
   Homebuilding
     Cost of sales                               807,502         714,139       2,615,975       2,216,059
     Selling, general and administrative          95,450          83,074         333,726         281,049
     Interest                                        923           1,426          11,118           6,826
                                             -----------     -----------     -----------     -----------
       Total homebuilding expenses               903,875         798,639       2,960,819       2,503,934
   Financial services
     General and administrative                    6,467           6,130          24,339          21,299
     Interest                                        261             549           1,491           2,565
                                             -----------     -----------     -----------     -----------
       Total financial services expenses           6,728           6,679          25,830          23,864
   Corporate expenses                             20,416          11,878          61,263          40,075
                                             -----------     -----------     -----------     -----------
     TOTAL EXPENSES                              931,019         817,196       3,047,912       2,567,873
 Earnings before taxes                           141,219         112,546         396,217         309,340
 Tax expense                                      55,076          45,018         154,525         123,736
                                             -----------     -----------     -----------     -----------
NET EARNINGS                                 $    86,143     $    67,528     $   241,692     $   185,604
                                             ===========     ===========     ===========     ===========
NET EARNINGS PER COMMON SHARE
       Basic                                 $      3.51     $      2.65     $      9.72     $      7.03
       Diluted                               $      3.29     $      2.50     $      9.11     $      6.64
AVERAGE COMMON SHARES
  OUTSTANDING
       Basic                                  24,547,814      25,520,920      24,859,016      26,421,310
       Diluted                                26,181,841      26,994,095      26,522,202      27,959,143

CONSOLIDATED BALANCE SHEETS
The Ryland Group, Inc. and subsidiaries
(in thousands, except share data)

                                                          DECEMBER 31,   December 31,
                                                              2003           2002
                                                           ----------     ----------
ASSETS
  HOMEBUILDING
    Cash and cash equivalents                              $  314,518     $  266,577
    Housing inventories
       Homes under construction                               734,280        575,794
       Land under development and improved lots               602,504        524,218
       Consolidated inventory not owned                        59,868             --
                                                           ----------     ----------
       Total inventories                                    1,396,652      1,100,012
    Property, plant and equipment                              40,853         40,479
    Purchase price in excess of net assets acquired            18,185         18,185
    Other                                                      59,432         58,252
                                                           ----------     ----------
                                                            1,829,640      1,483,505
                                                           ----------     ----------
  FINANCIAL SERVICES
    Cash and cash equivalents                                   2,186          2,868
    Mortgage-backed securities and notes receivable            26,260         42,583
    Other                                                      39,824         38,163
                                                           ----------     ----------
                                                               68,270         83,614
                                                           ----------     ----------
  OTHER ASSETS
    Net deferred taxes                                         37,443         36,830
    Other                                                      72,237         53,802
                                                           ----------     ----------
    TOTAL ASSETS                                            2,007,590      1,657,751
                                                           ==========     ==========
LIABILITIES
  HOMEBUILDING
    Accounts payable and other liabilities                    366,131        300,168
    Long-term debt                                            540,500        490,500
                                                           ----------     ----------
                                                              906,631        790,668
                                                           ----------     ----------
  FINANCIAL SERVICES
    Accounts payable and other liabilities                     23,376         23,718
    Short-term notes payable                                   26,254         43,145
                                                           ----------     ----------
                                                               49,630         66,863
                                                           ----------     ----------
  OTHER LIABILITIES                                           170,136        120,141
                                                           ----------     ----------
    TOTAL LIABILITIES                                       1,126,397        977,672
                                                           ----------     ----------
MINORITY INTEREST                                              56,651             --
                                                           ----------     ----------
STOCKHOLDERS' EQUITY
    Common stock, $1.00 par value:
      Authorized - 80,000,000 shares
      Issued - 24,276,247 shares (25,260,343 for 2002)         24,276         25,260
    Retained earnings                                         799,135        653,461
    Accumulated other comprehensive income                      1,131          1,358
                                                           ----------     ----------
    TOTAL STOCKHOLDERS' EQUITY                                824,542        680,079
                                                           ----------     ----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $2,007,590     $1,657,751
                                                           ==========     ==========
STOCKHOLDERS' EQUITY PER COMMON SHARE                      $    33.97     $    26.92
                                                           ==========     ==========

SEGMENT INFORMATION
The Ryland Group, Inc. and subsidiaries
(in thousands)

                                 THREE MONTHS ENDED DECEMBER 31,         TWELVE MONTHS ENDED DECEMBER 31,
                                  -----------------------------           -----------------------------
                                    2003                2002                2003                2002
                                  ---------           ---------           ---------           ---------
EARNINGS BEFORE TAXES
      Homebuilding                $ 144,064           $ 108,249           $ 394,631           $ 301,121
      Financial services             17,571              16,175              62,849              48,294
      Corporate                     (20,416)            (11,878)            (61,263)            (40,075)
                                  ---------           ---------           ---------           ---------
     Total                        $ 141,219           $ 112,546           $ 396,217           $ 309,340
                                  =========           =========           =========           =========

HOMEBUILDING OPERATIONAL DATA
The Ryland Group, Inc. and subsidiaries

                                                    North         Texas      Southeast      West           Total
                                                   -------        -------      -------     -------       --------
FOR THE THREE MONTHS ENDED DECEMBER 31,
     NEW ORDERS (UNITS)
                    2003                               822            344          878         488          2,532
                    2002                               889            513          843         533          2,778
                                                   -------        -------      -------     -------       --------
     CLOSINGS (UNITS)
                    2003                             1,154            985        1,376         885          4,400
                    2002                             1,064          1,024        1,235         774          4,097
                                                   -------        -------      -------     -------       --------
     AVERAGE CLOSING PRICE (IN THOUSANDS)
                    2003                           $   274        $   162      $   213     $   277       $    231
                    2002                           $   241        $   158      $   198     $   290       $    217
                                                   -------        -------      -------     -------       --------
FOR THE TWELVE MONTHS ENDED DECEMBER 31,
     NEW ORDERS (UNITS)
                    2003                             4,385          3,141        4,648       3,023         15,197
                    2002                             4,083          3,198        4,060       2,595         13,936
                                                   -------        -------      -------     -------       --------
     CLOSINGS (UNITS)
                    2003                             4,393          3,291        4,216       2,824         14,724
                    2002                             3,974          3,310        3,738       2,123         13,145
                                                   -------        -------      -------     -------       --------
     AVERAGE CLOSING PRICE (IN THOUSANDS)
                    2003                           $   259        $   159      $   208     $   270       $    224
                    2002                           $   232        $   155      $   195     $   283       $    210
                                                   -------        -------      -------     -------       --------
     OUTSTANDING CONTRACTS AT DECEMBER 31,
             UNITS
                    2003                             1,738            809        2,223       1,071          5,841
                    2002                             1,746            959        1,791         872          5,368
                                                   -------        -------      -------     -------       --------
             DOLLARS (IN MILLIONS)
                    2003                           $   503        $   142      $   508     $   320       $  1,473
                    2002                           $   432        $   155      $   377     $   224       $  1,188
                                                   -------        -------      -------     -------       --------
             AVERAGE PRICE (IN THOUSANDS)
                    2003                           $   289        $   175      $   229     $   299       $    252
                    2002                           $   248        $   162      $   210     $   257       $    221
                                                   -------        -------      -------     -------       --------

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION
The Ryland Group, Inc. and subsidiaries
(in thousands)

                                                THREE MONTHS ENDED DECEMBER 31,    TWELVE MONTHS ENDED DECEMBER 31,
                                                  -------------------------           -------------------------
RESULTS OF OPERATIONS                              2003              2002              2003               2002
                                                  -------           -------           -------           -------
Revenues
    Net gains on sales of mortgages
      and mortgage servicing rights               $13,906           $14,104           $53,938           $44,522
    Title/escrow/insurance                          5,835             4,376            18,651            13,581
    Net origination fees                            3,433             2,748            10,731             6,854
    Interest
        Mortgage-backed securities and
            notes receivable                          836             1,391             4,274             6,226
        Other                                         289               230             1,068               869
                                                  -------           -------           -------           -------
            Total interest                          1,125             1,621             5,342             7,095
    Other                                              --                 5                17               106
                                                  -------           -------           -------           -------
       Total revenues                              24,299            22,854            88,679            72,158
Expenses
    General and administrative                      6,467             6,130            24,339            21,299
    Interest                                          261               549             1,491             2,565
                                                  -------           -------           -------           -------
        Total expenses                              6,728             6,679            25,830            23,864
                                                  -------           -------           -------           -------
Pretax earnings                                   $17,571           $16,175           $62,849           $48,294
                                                  =======           =======           =======           =======
OPERATIONAL DATA
 Retail operations:
   Originations (units)                             3,441             3,235            11,983            10,278
   Ryland Homes closings as a
     percentage of total closings                    99.4%             98.4%             98.8%             98.1%
   Ryland Homes origination capture rate             83.5%             83.9%             85.4%             82.4%
 Investment operations:
   Mortgage-backed securities and
     notes receivable average balance             $26,963           $42,692           $33,000           $49,951
